Exhibit 3.2

BYLAWS

OF

HEALTH-RIGHT DISCOVERIES, INC.

(Amended 06/11/2018)

ARTICLE I

NAME AND OFFICES

1.       Name. The name of the Corporation is Health-Right Discoveries, Inc. (the “Corporation”).

2.       Office. The principal office of the Corporation is to be located at such place, either within or without the State of Florida, as the Board of Directors (the “Board”) shall designate from time to time. Offices may also be kept at such other places as the Board may from time to time determine or the business of the Corporation may require.

3.       Registered Office and Agent. The Corporation shall have and continuously maintain a registered office and a registered agent within the State of Florida. The Board of Directors, from time to time by resolution, may change the registered agent and the address of the registered office.

ARTICLE II

SHAREHOLDERS' MEETINGS

1.       Place. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Florida as the Board of Directors of the Corporation may designate in the notice of the meeting.

2.       Annual Meetings. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be specified by the Board of Directors or on their failure to do so, on the third Monday in April of each year. If that day is a legal holiday in the State of Florida, then the annual meeting shall be held on the next business day thereafter. The failure to hold the annual meeting at the time fixed in this Section shall not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the Corporation.

3.       Special Meetings. Special meetings of the shareholders shall be held whenever called by the Secretary upon request of the President or a majority of the Board of Directors, or if the holders of at least fifty percent (50%) of the issued and outstanding shares of common stock entitled to vote at such meeting on any issue proposed to be considered at such meeting sign, date, and deliver to the Secretary a written demand for the meeting describing the purpose or purposes for which it is to be held.

4.       Notice of Meetings. Written notice stating the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class.

5.       Waiver of Notice. Notice of any shareholders meeting may be waived, in writing, by any shareholder, either before or after the time stated therein and, if any shareholder entitled to note is present at a shareholders meeting and does not object, prior to or at the commencement of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, such shareholder shall be deemed to have waived notice of such meeting. Neither the business to be transacted at, nor the purpose of, any such regular or special meeting of the shareholders need be specified in any written waiver of notice.

6.       Notice of Adjourned Meeting. When a meeting is adjourned to another date, time, or place, it shall not be necessary to give any notice of the adjourned meeting if the new date, time, or place is announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If the Board of Directors fixes a new record date for the adjourned meeting, however, notice of the adjourned meeting shall be given as provided in Article VIII of these Bylaws to each shareholder of record on the new record date who is entitled to vote at such meeting.

7.       List of Voters. The officer having charge of the stock transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address, and the number of shares held by each. Such list shall be kept available for inspection by any shareholder at the principal office of the Corporation, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the transfer agent or registrar of the Corporation for a period of ten (10) days prior to such a meeting or such shorter time as exists between the record date and the meeting and shall be subject to inspection by any shareholder at any time during usual business hours and at his expense. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The shareholders' list shall be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting of shareholders. Refusal or failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

8        Fixing of Record Date. The Board of Directors may fix in advance a date as the "record date" not more than seventy (70) days prior to the meeting date for the determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof. If no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, then the date on which notice of the meeting is mailed shall be the record date for the determination of shareholders. When a determination of shareholders who are entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall apply to any adjournment, unless the Board fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

9.       Quorum. The presence in person or by proxy of a majority of the shares of the Corporation which are entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so present may adjourn the meeting from time to time. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for that adjourned meeting.

10.     Voting of Shares. At every meeting of the shareholders of the Corporation, each shareholder owning one or more shares of stock on the record date as established in Section 7 of this Article shall be entitled to one vote in person or by proxy for each share of stock having voting power held by him, unless the Articles of Incorporation or the Florida Business Corporation Act provides for more or less than one vote for any share on any matter. All matters, other than the election of directors, coming before any meeting of the shareholders at which a quorum is present shall be approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote thereon exceed the votes cast opposing the action, unless the vote of a greater number is required by the Florida Business Corporation Act. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

11.     Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, his duly authorized attorney-in-fact or other person authorized to vote on behalf of the shareholder under the Florida Business Corporation Act. Such proxy shall be filed with the Secretary of the Corporation before or at the time of any meeting. No proxy shall be valid after the duration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Florida Business Corporation Act.

12.     Action by Shareholders Without a Meeting. Any action required or permitted by the Florida Business Corporation Act, the Articles of Incorporation, or these Bylaws to be taken at any annual or special meeting of the shareholders may be taken without a meeting, prior notice, or a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation at its principal office in this state or principal place of business, or delivered to the Secretary or other officer having custody of the book in which proceedings of meetings of shareholders are recorded. Written consents of the number of holders required to take action must be delivered to the Corporation within sixty (60) days of the date of the earliest dated consent delivered to the Corporation. Any consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action by delivery, as described in this Section, of a written revocation to the Corporation.

Within ten (10) days after obtaining authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote in the action. The notice shall fairly summarize the material features of the authorized action. If the action is one for which dissenters' rights are provided under the Florida Business Corporation Act, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with further provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders.

ARTICLE III

BOARD OF DIRECTORS

1.       Management and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled and managed by or under the direction of, a Board of Directors. Initially, the number of directors shall be fixed by the Corporation's articles of Incorporation. Thereafter the number of directors on the Board shall be fixed, from time to time, by resolution of the Board.

2.       Election and Vacancies. At each annual meeting of the shareholders, the shareholders shall elect the members of the Board of Directors. Each person named in the Articles of Incorporation as a director shall hold office until the first annual meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Each director elected thereafter shall hold office for a term of one year and thereafter until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death. Whenever any vacancy on the Board shall occur due to death, resignation, retirement, removal, or resulting from an increase in the authorized number of directors, or otherwise, a majority of the remaining directors then in office, even if the remaining directors are less than a quorum of the entire Board, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the shareholders and shall qualify.

3.       Resignation and Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. A director may resign at any time by giving written notice to the President or Secretary.

4.       Quorum. A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board. A director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless said director votes against or abstains from the action taken, or objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present and, unless announced at the time of adjournment, to the other directors.

5.       Place of Meetings. Meetings of directors shall be held at the principal office of the Corporation or such other place or places, either within or without the State of Florida, as may be agreed upon by the Board of Directors. Members of the Board may also participate in meetings of the Board by any means of communication by which all directors participating in the meeting can hear each other simultaneously, and participation in a meeting in such manner shall be deemed presence in person at the meeting for all purposes.

6.       Regular and Special Meetings. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board from time to time. Special meetings of the Board shall be called by the Secretary at any time on request of the President or a member of the Board.

7.       Notice. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board may be held upon two (2) days notice, which may be either written or oral, of the date, time, and place of the meeting.

8.       Executive Committee. The Board of Directors, by resolution adopted by a majority of the full Board, may appoint an Executive Committee and other committees composed of members of the Board, and may vest each such committee with all or any portion of the powers vested by law or in these Bylaws in the full Board, except as provided under the Florida Business Corporation Act, and may provide for rules of procedure to govern the operation of such committee.

9.       Informal Action by Directors. Any action which is required to be or may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the directors or members of the committee, as the case may be. Action taken under this Section is effective when the last director signs the consent, unless otherwise specified in the consent.

10.     Compensation of Directors. The directors may be reimbursed for any expenses incurred by them in attendance at any meeting of the Board of Directors or of any of its committees. Every director may be paid a stated salary as director and/or a fixed sum for attendance at each meeting which he attends. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

1.       Officers. The initial officers of the Corporation shall consist of a President who shall be elected by the Board of Directors. The Board may also elect a Chairman of the Board, a Treasurer, a Secretary, one or more Vice Presidents, and such other officers and assistant officers and agents as may be deemed necessary from time to time. Any two or more offices may be held by the same person.

2.       Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until his successor has been duly elected and has qualified, or until his death, resignation, or removal from office.

3.       Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term of office.

4.       Resignation and Removal of Officers. Any officer may resign by giving written notice to the President or the Secretary. Any officer may be removed by the Board at any time with or without cause. Any such removal of an officer shall be without prejudice to his contract rights, if any.

5.       Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors.

6.       Delegation of Power. In case of absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

7.       President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and directors. He may sign, with the Secretary or any other proper officer of the Corporation, certificates for shares of the Corporation, deeds, mortgages, notes, bonds, contracts, and other similar instruments which the Board has authorized to be executed, except in cases where the signing and election thereof has been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or is required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

8.       Vice-President. In the absence of the President, or in the event of his death or his inability or refusal to act, a Vice-President (or in the event there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. When so acting, the Vice-President shall have all powers of, and be subject to all restrictions upon, the President. Any Vice-President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

9.       Secretary. The Secretary shall attend and record the minutes of all meetings of the Board of Directors and of the shareholders in one or more books provided for that purpose; duly give all required notices in accordance with the provisions of these Bylaws or as required by the Florida Business Corporation Act; be custodian, or see to the custody, of the corporate records (except the financial records) of the Corporation; sign with the President or Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; have general charge of the stock record books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

10.     Treasurer. The Treasurer shall have custody of, and be responsible for, the financial records, corporate funds and securities of the Corporation; deposit all such monies which are not otherwise employed in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors; and in general, perform all of the duties as from time to time may be assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board determines.

11.     Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Treasurers shall respectively, if required by the Board, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board.

ARTICLE V

SHARE CERTIFICATES

1.       Consideration and Payment. The stock of the Corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any such stock having a par value. No certificate shall be issued for any shares until such shares are fully paid.

2.       Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled. Certificates representing shares in the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary (to extent there is then one in office). If the person who signed (manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

3.       Restrictions on Transfer of Shares. Every certificate representing shares in the Corporation which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize on the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of, the restrictions.

4.       Transfer of Stock. The Corporation shall register a certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

5.       Lost, Stolen, or Destroyed Certificates. If any shareholder claims to have lost or destroyed a certificate for shares issued by the Corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. In the discretion of the Board of Directors, deposit of a bond or other indemnity in such amount and with reasonable sureties thereon, if any, may be required by the Board.

6.       Holders of Record. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Florida Business Corporation Act.

ARTICLE VI

BOOKS AND RECORDS; REPORTS TO SHAREHOLDERS

1.       Books and Records. The Corporation shall keep as permanent records minutes of the proceedings of its Board of Directors and the shareholders and of all actions taken by the Board of the shareholders without a meeting; and of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders, listing the names and addresses of all shareholders alphabetically and the number of shares held by each. The Corporation shall keep copies of the Articles of Incorporation and amendments thereto currently in effect; the Bylaws and all amendments thereto currently in effect; resolutions adopted by the Board of Directors creating or fixing the rights, preferences, limitations or different classes or series of shares which are outstanding; minutes and records of all shareholders' meetings or actions for the past three years; written communications to all shareholders or all shareholders of a class or series within the past three years, including financial statements furnished under the Florida Business Corporation Act; the names and business street addresses of the current directors and officers; and the most recent annual report delivered to the Department of State. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

2.       Financial Statements for Shareholders. Unless modified by resolution of the shareholders within one hundred twenty (120) days of the close of each fiscal year, the Corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The annual financial statements must be accompanied by the report of the public accountant who prepared them, if any, or by a statement of the President or Treasurer stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation, and describing any respects in which the basis of preparation differed from that of the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year, or within such time thereafter as reasonably necessary if, for reasons beyond the Corporation's control, it is unable to prepare them within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

3.       Report on Indemnification. If the Corporation indemnifies or advances expenses to any director, officer, employee, or agent under the Florida Business Corporation Act, or otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held. The report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

ARTICLE VII

DISTRIBUTIONS

1.       Declaration of Distributions. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders subject to the Articles of Incorporation, but no distribution may be made if, after giving it effect, the Corporation would not be able to pay its debts as they come due in the usual course of business; or its total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would then be needed to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The determination that a distribution is not prohibited may be based on financial statements prepared on the basis of accounting practices and principles or on a fair valuation or other method that is reasonable under the circumstances. If based on such a valuation, the distribution shall be identified as based on a current valuation of assets the amount per share paid based on such valuation shall be disclosed to the shareholders with their receipt of the distribution. The Corporation's indebtedness to a shareholder by reason of a distribution shall be at parity with its indebtedness to the Corporation's general unsecured creditors, except to the extent subordinated by agreement. Distribution means a direct or indirect transfer of money or other property (except the Corporation's own shares) or incurrence of indebtedness by the Corporation to or for the benefit of shareholders in respect of any of its shares and may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

2.       Determination of Holders of Record. For the purpose of determining the shareholders entitled to receive payment of any distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's shares), the Board of Directors may fix in advance a date as the "record date" not more than seventy (70) days prior to the date on which the resolution of the Board declaring the dividend is adopted. If no record date is fixed for the determination of shareholders entitled to receive payment of a distribution, then the date on which the resolution of the Board declaring the distribution is adopted shall be the record date for the determination of shareholders.

ARTICLE VIII

NOTICE AND WAIVER

1.       Notice. Delivery of any notice required to be given under the Florida Business Corporation Act, the Articles of Incorporation, or these Bylaws, if required to be in writing may be communicated in person or by mail, telegraph, teletype or other form of electronic communication.

2.       Attendance as Waiver. Notice of any meeting required to be given under the provisions of the Florida Business Corporation Act, the Articles of Incorporation, or these Bylaws shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.       Waiver of Notice. Whenever any notice is required to be given by the Florida Business Corporation Act, the Articles of Incorporation, or these Bylaws, a waiver of notice in writing or approval in writing of the action taken, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to actual receipt of proper notice. Any meeting with respect to which such waiver of notice applies shall be a legal meeting for the transaction of business, notwithstanding that prior notice was not given.

ARTICLE IX

AMENDMENT

1.       By Shareholders. The shareholders may alter, amend or repeal these Bylaws or adopt new Bylaws.

2.       By Directors. Unless expressly provided to the contrary in the Articles of Incorporation or by the shareholders in amending or repealing the Bylaws generally or a particular Bylaw provision, the Board of Directors shall have the power to adopt new Bylaws, and to amend, alter and repeal these and any additional and supplementary Bylaws.

ARTICLE X

INDEMNIFICATION

1.       Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee, officer or agent of the Corporation, against expenses (including attorneys’ fees and appellate attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Corporation; and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been liable for gross negligence or willful misfeasance or malfeasance in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he did not reasonably believe to be in, or not opposed to, the best interest of the Corporation; and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his conduct was unlawful.

2.       To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and appellate attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

3.       Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article.

4.       The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the laws of the State of Florida, any Bylaw, agreement, vote of members or otherwise; and as to action taken in an official capacity while holding office, shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

5.       The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, as arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE XI

CONSTRUCTION

Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall control.

ARTICLE XII

ACTIONS WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the President or a designee of the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other Corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in other Corporations.